Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 26, 2015

Sun Bancorp, Inc.
350 Fellowship Road, Suite 101
Mount Laurel, New Jersey

Re:            Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to Sun Bancorp, Inc., a New Jersey corporation ("Company"), in connection with the Registration Statement on Form S-8 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,400,000 shares of common stock, par value $5.00 per share ("Common Stock"), of the Company (the "Shares"), to be issued pursuant to the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the "Plan").

In rendering this opinion, we have examined the Registration Statement, the Plan and such corporate records, other documents and matters of law as we have deemed necessary or appropriate.  In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of Company and certificates of officers of Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.
This opinion is limited to the New Jersey Business Corporation Act, including all applicable New Jersey statutory provisions and reported judicial decisions interpreting these laws, as in effect on the date hereof.
Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are or will be, upon issuance in accordance with the terms of the Plan, duly authorized, validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz